NEW YORK HEALTH CARE, INC.
AMENDED AND RESTATED BY-LAWS

ARTICLE 1.

Shareholders

SECTION 1.1 Annual Meetings. The annual meeting of the shareholders of the Company, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held within or without the State of New York, at such time on such date as the board of directors may select. If the day fixed for the meeting shall be a legal holiday, such meeting shall be held on the next succeeding full business day. The board of directors may postpone and reschedule any previously scheduled annual meeting of shareholders.

SECTION 1.2 Notice of Annual Meeting. Notice of the time and place of holding each annual meeting of shareholders shall be served either personally or by mail upon each shareholder of record of the Company entitled to vote at such meeting between ten (10) and sixty (60) days before the date fixed for such meeting. If mailed, such notice shall be directed, except as otherwise provided by law, to each shareholder at the shareholder's post office address as it appears on the stock books of the Company.

SECTION 1.3 Special Meetings. Special meetings of shareholders, unless otherwise provided by law, may be called at any time by the board of directors or by the president and may be held at such place within or without the State of New York, and at such time on such date, as the board of directors may select. The board of directors may postpone and reschedule any previously scheduled special meeting of shareholders.

SECTION 1.4 Notice of Special Meetings. Notice of each special meeting of shareholders, unless otherwise provided by law, may be given as herein provided for the giving of notice of an annual meeting of shareholders.

SECTION 1.5 Quorum. At all meetings of shareholders, annual or special, other than meetings as to which the quorum is fixed by law or as provided in the certificate of incorporation, the presence either in person or by proxy of the holders of record of a majority of the shares of the class or classes of the capital stock of the Company entitled to vote at such meeting shall to constitute a quorum, except that as to any action to be taken by shareholders voting separately as a class or classes a majority of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately whether or not a quorum of another class or classes be present. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

SECTION 1.6 Adjourned Meeting. At any meeting of shareholders, annual or special, the chairman of the meeting or the holders of record of the majority of the shares present and entitled to vote may adjourn the meeting from time to time, whether or not a quorum is present. At any adjourned meeting, the Company may transact any business which might have been transacted at the original meeting.

SECTION 1.7 Number of Votes. Except as otherwise provided by law or by the Company's certificate of incorporation, as amended from time to time, each shareholder of record shall be entitled at every meeting of shareholders to one vote, either in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney, for each share of capital stock having voting rights standing in the shareholder's name on the stock books of the Company.

SECTION 1.8 Manner of Voting. In the election of directors and in voting on any question on which a vote by ballot is required by law or is demanded by any shareholder, the voting shall be by ballot. On all other questions, the voting may be viva voce.

SECTION 1.9 Inspector of Election. The board of directors, prior to the annual and each special meeting of the shareholders each year, may appoint an inspector of election to act at such meeting. In the event of the failure of the board to make such appointment or if the inspector of election shall for any reason fail to attend and to act at such meeting, an inspector or inspectors of election, as the case may be, may be appointed by the chairman of the meeting.

SECTION 1.10 Vote of Shareholders. Except as otherwise required by statute or by the certificate of incorporation, (a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election; and (b) all other corporate action shall be authorized by a majority of the votes cast.

SECTION 1.11 Introduction of Business at a Meeting of Shareholders.

(a) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the board of directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (A) pursuant to the Company's notice of meeting, (B) by or at the direction of the board of directors or (C) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this By Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By Law.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Section 1.11(a)(1)(c) of these By Laws, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the l0th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, the name, age, principal occupations and employment during the past five years, name and principal business of any corporation or other organization in which such occupations and employment were carried on, a brief description of any arrangement or understanding between such person and any other person(s) (naming such person(s)) pursuant to which he was or is to be selected as a nominee, and the written consent of such person(s) to serve as a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company's books, of such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business and (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder, such beneficial owner and any other shareholders believed by such shareholder to be supporting such nominee(s) or other business.

(3) Notwithstanding anything in the second sentence of Section 1.11(a)(2) of this By Law to the contrary, in the event that the number of directors to be elected to the board of directors of the Company is increased and there is no public announcement naming all of the

nominees for director or specifying the size of the increased board of directors made by the Company at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (l0th) day following the day on which such public announcement is first made by the Company.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company' s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (A) by or at the direction of the board of directors or (B) provided that the board of directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this By Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by Section 1.11(a)(2) of this By Law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

(c) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this By Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By Law. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By Law and, if any proposed nomination or business is not in compliance with this By Law, to declare that such defective proposal shall be disregarded.

(2) For purposes of this By Law, "public announcement" shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(3) Notwithstanding the foregoing provisions of this By Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By Law. Nothing in this By Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE 2.

Directors

SECTION 2.1 Responsibilities. The business of the Company shall be managed under the direction of the board of directors. References in these By-laws, to the "board" are to the board of the Company.

SECTION 2.2 Number, Election, and Qualification of Directors. The number of directors of the Company (exclusive of directors to be elected by any series of series preferred stock voting separately as a class) shall be as determined by the board of directors from time to time by resolution adopted by a majority of the members of the board then in office. In the event that the board is increased by such a resolution, the vacancy or vacancies so resulting shall be filled by a vote of a majority of the directors then in office. No decrease in the board shall shorten the term of any incumbent director.

SECTION 2.3 Vacancies. Subject to any rights of the holders of any one or more series of the Company' preferred stock with respect to the election of directors, other vacancies occurring in the board of directors may be filled for the unexpired term at any regular meeting of the board of directors, or at any special meeting thereof called for that purpose, by a vote of the remaining directors entitled to vote on such question although less than a quorum.

SECTION 2.4 Regular Meetings. The board of directors shall hold regular meetings at such times and dates and at such places as the board may designate from time to time, that a regular meeting of the board of directors shall be held following the adjournment of and on the same date as the annual meeting of shareholders and at such meeting the board may elect or appoint officers of the Company.

SECTION 2.5 Special Meetings. Special meetings of the board of directors may be called by the by the President. The Secretary shall call special meetings of the board of directors when requested in writing so to do by any three members thereof.

SECTION 2.6 Notice of Special Meetings. Notice of any special meeting of the board of directors may be served not less than three hours before the date and time fixed for such meeting, by oral, written or electronic communication stating the time and place thereof, or if served by mail, not less than two days before the date fixed for such meeting. Any oral notice may be given to each member of the board of directors at his or her office or his or her address as it appears on the books of the Company, whether or not the director is present personally to receive it. Any written or electronic notice shall be addressed to each member of the board of directors at his or her office or his or her address as it appears on the books of the Company. No notice shall be required of a regular meeting.

SECTION 2.7 Quorum. At any meetings of the board of directors, regular or special, a majority of the entire board shall constitute a quorum. As used in this Article, "entire board" means the total number of directors which the Company would have if there were no vacancies.

SECTION 2.8 Action of the Board. Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board. Each director present shall have one vote regardless of the number of shares, if any, which he may hold.

SECTION 2.9 Action Without a Meeting. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution or resolutions authorizing the action. The resolution or resolutions and the written consent thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

SECTION 2.10 Telephonic Meetings. Any one or more members of the board of directors or of any committee of the board of directors may participate in a meeting of the board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at any such meeting.

SECTION 2.11 Committees. The board may appoint such committees as it may consider appropriate, each consisting of one or more directors and each of which, to the extent provided in the applicable resolution or resolutions , shall exercise such powers and duties as the board may from time to time prescribe. The board may

designate one or more directors as ex officio members of any such committee, who may replace any absent member or members at any meeting of such committee.

SECTION 2.12 Compensation and Expenses. Directors, other than officers who are directors, may receive such compensation for their services as directors and as members of committees as shall be determined from time to time by resolution of the board or any committee thereof to which such authority may be delegated by the board. A director attending any meeting of the board of directors shall be allowed any proper expenses incurred in attending such meeting.

SECTION 2.13 Removal by Shareholders. Any or all of the directors may be removed by the shareholders only for cause.

SECTION 2.14 Resignation. A director may resign at any time by giving written notice to the board, the President or the Secretary of the Company. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective. A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

ARTICLE 3.

Officers

SECTION 3.1 Election and Appointment. The board of directors shall elect a President and Chief Executive Officer, a Chief Financial Officer and a Secretary. The board may appoint create such other offices as it may determine; appoint officers to fill such offices; fill vacancies in any office; delegate to one or more officers any of the duties of any officer or officers; and prescribe the duties of any officers. One person may hold two or more offices. All officers shall serve during the pleasure of the board.

SECTION 3.2 President and Chief Executive Officer. The President and Chief Executive Officer shall have shall have the general direction of the affairs of the Company, subject to the control of the board of directors. The President shall preside at all meetings of the shareholders and of the board of directors. He shall appoint all officers and employees of the Company for whose appointment no other provisions is made in these By-laws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Company, subject to action thereon of the board of directors, and perform such other duties as are incident to his office or delegated to him by the board of directors.

SECTION 3.3 Vice President. Each Vice President shall have the powers and duties incident to that office and shall have such other powers and duties as are prescribed by the By Laws and from time to time by the President and Chief Executive Officer.

SECTION 3.4 Secretary. The Secretary shall record in proper books to be kept for that purpose and have custody of the minutes of the meetings of the shareholders of the Company and of meetings of the board of directors and of committees of the board (other than the Compensation Committee) and who shall be responsible for the custody and care of the seal of the Company. He shall attend to the giving and serving of all notices of the Company and perform such other duties as may be imposed upon him by the board of directors.

SECTION 3.5 Absence of the President and Chief Executive Officer. In the event of the incapacity, illness or the death of the President and Chief Executive Officer, the duties of the President and Chief Executive Officer, pending action by the board of directors, shall be assumed by that Vice President who is senior to the others in length of service to the Company.

SECTION 3.6 Removal of Officers and Employees. Any officer or employee of the Company may be at any time removed by the affirmative vote of at least a majority of the board of directors. In case of such removal, the officer or employee so removed shall forthwith deliver all the property of the Company in his possession, or under his control, to a person designated by the board. Nothing herein contained shall limit the power of any officer to discharge any subordinate.

ARTICLE 4.

Indemnification

SECTION 4.1 Directors and Officers.

(a) The Company shall indemnify its directors and officers and every other person whom the Company may indemnify under the indemnification provisions for directors and officers of the New York Business Corporation Law, as now in effect or as hereafter amended (the "BCL"), to the fullest extent permissible under and consistent with such provisions. The right of indemnification provided in this Section 1 shall not be deemed exclusive of any other rights to which such director, officer or other person may be entitled apart from this Section 4.1.

(b) (i) In furtherance, and not in limitation of, the provisions of Section 4. l(a), the Company shall indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (each. an "affiliate"), which any director or officer of the Company is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that such person, such person's testator or intestate, is or was or has agreed to become a director or officer of the Company, or is or was serving or has agreed to serve such affiliate in any capacity, against judgments, fines, amounts paid or to be paid in settlement, excise taxes or penalties, and costs, charges and expenses, including attorneys' fees, incurred in connection with such action or proceeding or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; provided, further, that, except as provided in Section 4.l(b)(vi) or as otherwise provided by agreement, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors. The benefits of this Section 4.1 shall extend to the heirs and legal representatives of any person entitled to indemnification under this Section 4.1.

(ii) The Company may indemnify any person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the BCL or other rights created by (A) a resolution of shareholders, (B) a resolution of directors or (C) an agreement providing for such indemnification, it being expressly intended that these By Laws authorize the creation of other rights in any such manner. The right to be indemnified and to the reimbursement or advancement of expenses incurred in defending an action or proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Company's certificate of incorporation, as amended from time to time, these By Laws, agreement, vote of shareholders or directors or otherwise.

(iii) The Company shall, from time to time, reimburse or advance to any person referred to in Section 4.1(b)(i) the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 4.1(b)(i), upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (A) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty

and, in either case, were material to the cause of action so adjudicated, or (B) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

(iv) Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Section 4.1 shall be entitled to the greater of the indemnification (or advancement of expenses) provided (A) under the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or (B) under the applicable law in effect at the time indemnification (or advancement of expenses) is sought.

(v) The right to be indemnified or to the reimbursement or advancement of expenses pursuant to this Article 4, (A) shall be deemed to arise from a contract between the Company and any person entitled to be indemnified or to the reimbursement or advancement of expenses pursuant to this Section 4.l(b), pursuant to which such person may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the such person and (B) shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person, and shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(vi) If a request to be indemnified is made under Section 4.1(b), the board shall make a determination pursuant to Section 723(b) of the BCL within thirty (30) days after such request as to whether the person so requesting indemnification is entitled to indemnification under this Article 4 and the BCL. If a request to be indemnified or for the reimbursement or advancement of expenses under Section 4.1(b) is not paid in full by the Company within thirty (30) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The Company shall have a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the BCL or hereunder for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the BCL or hereunder, nor an actual determination by the Company (including the board, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(vii) The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or an affiliate against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the BCL.

(viii) If this Section 4.l(b) or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director, officer, employee or agent of the Company as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section 4.1(b) that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 4.2 Employees. Any person made a party to or involved in any action or proceeding (including a claim), whether civil, administrative, or criminal, by reason of the fact that such person, such person's testator or intestate, is or was an employee of the Company or of any corporation which such person, such person's testator or intestate served as such at the request of the Company, or by reason of his alleged negligence or misconduct in the performance of his or her duties as such employee, may be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him or her in connection

with the defense of such action, suit, or proceeding, or in connection with any appeal therein, or in connection with the disposition thereof, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the employee establishes that (a) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (b) he personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. The right of indemnification provided by this Section 2 shall not be deemed exclusive of any other rights to which such employee may be entitled apart from this Section 4.2.

SECTION 4.3 Retroactive Effect. The rights to indemnification conferred by Sections 4.1 and 4.2 may, be retroactive to events occurring prior to the adoption of this Article 4, to the fullest extent permitted by applicable law.

ARTICLE 5.

Seal

The seal of the Company shall be circular in form and shall have inscribed thereon the name of the Company, the state of its organization (New York), the year of its incorporation (1983), and the words "Corporate Seal."

ARTICLE 6.

Waiver of Notice

Whenever under the provisions of these By Laws or any of the corporate laws of the State of New York, the board of directors or any committee is authorized to take any action after notice or after lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if such action be authorized or approved and the requirements waived by each member entitled to notice. Such authorization or approval and such waiver shall be filed with the Secretary of the Company.

ARTICLE 7.

Stock

SECTION 7.1 Certificates of Stock. Certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by either the President or a Vice-President and by the Secretary or by an Assistant Secretary, if one shall have been appointed, and sealed with the seal of the Company or a facsimile thereof. Such signatures may be facsimiles, engraved or printed, and in case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Company with the same effect as if that officer had not ceased to be such at the date of its issue.

SECTION 7.2 Transfer of Shares. Transfer of shares may be made on the books of the Company by the holder thereof in person, or by the person's attorney-in-fact pursuant to power of attorney duly executed and filed with the Company, upon the surrender of the certificate or certificates for such shares.

SECTION 7.3 Closing of Books; Record Dates. Unless otherwise provided by law or by the certificate of incorporation, as amended from time to time, the board of directors may fix a date, not exceeding fifty days prior to the date appointed for any meeting of the shareholders or prior to the date fixed for the payment of any dividend, or for the delivery of any evidences of rights or other distribution allowed by law, as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting, or to receive any such dividends, rights, or distribution as the case may be.

SECTION 7.4 Transfer Agents and Registrars. The board of directors may appoint agents to facilitate transfers by shareholders under such regulations as the Board may from time to time prescribe. The board of directors may appoint also bank or trust company or affiliate thereof to act as registrar of transfers of stock until otherwise ordered by the board of directors. After the appointment of any such registrar of transfers, no certificate thereafter issued for stock shall be binding upon the Company, or have any validity, unless countersigned by any such registrar of transfers, or by a successor of any such registrar appointed by the board of directors.

ARTICLE 8.

Amendments

SECTION 8.1 Amendments by Shareholders. These By Laws may be altered, amended, or repealed by the shareholders at any annual meeting, or at any at any special meeting called for that purpose, by the affirmative vote of holders of record of a majority of the shares of the stock represented at such meeting entitled to vote thereon either in person or by proxy.

SECTION 8.2 Amendments by Directors. These By Laws may be altered, amended, or repealed at any regular or special meeting of the board of directors by the vote of a majority of the entire board. Any By Laws adopted by the board of directors may be altered, amended, or repealed by the shareholders at any annual meeting or at any special meeting called for that purpose by the affirmative vote of holders of record of a majority of the shares of the stock represented at such meeting and entitled to vote thereon either in person or by proxy.